Exhibit 10.15


                          FIRST AMENDMENT TO THE
            1997 STOCK INCENTIVE PLAN OF US AIRWAYS GROUP, INC.


          WHEREAS, US Airways Group, Inc. (the "Company") maintains the 1997 Stock Incentive Plan of US Airways Group, Inc. (the "Plan"); and

          WHEREAS, Section 13 of the Plan provides that the Human Resources Committee (the "Committee") of the Board of Directors of the Company may amend the Plan from time to time, subject to the limitations therein, and

          WHEREAS, the Company desires to amend the Plan as provided herein.

          NOW, THEREFORE, the Plan is hereby amended as follows:

          The second sentence of Section 3 of the Plan is hereby amended by deleting the number "750,000" therein and inserting, in lieu thereof, the number "1,500,000".

          This First Amendment shall be effective as of September 13, 1999, the date of its adoption by the Committee.